Exhibit 32


     In connection with the Annual Report of CEL-SCI Corporation (the "Company") on Form 10-K/A for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Geert Kersten, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                   By:  /s/ Geert R. Kersten
                                        ---------------------------
                                        Geert Kersten, Chief Executive and
March 4, 2004                           Principal Financial Officer